Exhibit 99.1

Contacts:	Michael H. Carrel
President and CEO
(952) 844-3113
mcarrel@ZAMBAsolutions.com

ZAMBA SOLUTIONS ANNOUNCES RESULTS FOR
SECOND QUARTER 2004

MINNEAPOLIS – August 9, 2004 – ZAMBA Solutions (OTC BB: ZMBA) today announced its results for the second quarter ended June 30, 2004.  Revenues before reimbursement of direct costs were $1,602,000, a 26% decline compared to first quarter 2004 revenue of $2,161,000, and a 38% decline compared to second quarter 2003 revenue of $2,601,000.  Net loss was $607,000, or ($0.02) per share, compared to net income of $774,000, or $0.02 per share, including a $743,000 gain on sales of a portion of our NextNet shares for the first quarter of 2004, and net income of $779,000, or $0.02 per share, including a $750,000 gain resulting from sales of a portion of our NextNet shares for the second quarter of 2003.

About ZAMBA Solutions

ZAMBA Solutions is a premier customer care services company.  We help our clients be more successful in: acquiring, servicing, and retaining their customers.  Having served over 300 clients, ZAMBA is focused on customer-centric services by leveraging best practices and best-in-class technology to enable insightful, consistent interactions across all customer touchpoints.

ZAMBA’s clients have included Best Buy, Canon, GE Medical Systems, Direct Energy Essential Home Services, Fleet Bank, Hertz, General Mills, Microsoft Great Plains, Nikon, Northrop Grumman, Symbol Technologies, Union Bank of California, and Volkswagen of America. The company has offices in Minneapolis, San Jose and Toronto. For more information, contact ZAMBA at www.ZAMBAsolutions.com or (800) 677-9783.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, the growth rate of the marketplace for customer-centric solutions, our ability to develop skills in implementing customer-centric solutions, our ability to obtain consulting engagements, our ability to maintain and grow our revenues and profitability, the ability of our partners to maintain competitive products, the impact of competition and pricing pressures from actual and potential competitors with greater financial resources, our ability to obtain large-scale consulting services agreements, our ability to fund our operations, client decision-making processes, changes in expectations regarding the information technology industry, our ability to hire and retain competent employees, possible changes in collections of accounts receivable, changes in general economic conditions and interest rates, and other factors identified in our filings with the Securities and Exchange Commission.

“ZAMBA Solutions” is a trade name under which Zamba Corporation conducts operations.

ZAMBA CORPORATION

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(000’s omitted)

	June 30, 2004	December31, 2003
ASSETS
Cash and cash equivalents	$344	$699
Accounts receivable, net	829	618
Unbilled receivables	79	79
Prepaid expenses and other current assets	91	108
Total current assets	1,343	1,504

Property and equipment, net	185	326
Other assets	56	57
TOTAL ASSETS	$1,584	$1,887

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current maturities of long-term debt	$239	$—
Line of credit	296	436
Accounts payable	95	128
Accrued expenses	831	919
Deferred revenue	51	187
Deferred gain on sale of NextNet shares	—	783
Total current liabilities	1,512	2,453

Long-term debt, less current maturities	169	—

Common stock	389	389
Additional paid-in capital	86,382	86,080
Accumulated deficit	(86,868)	(87,035)
Total stockholders’ deficit	(97)	(566)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,584	$1,887

ZAMBA CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS

(000’s omitted except for
per share information)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
Revenues:
Professional services	$1,602	$2,601	$3,763	$5,111
Reimbursable expenses	131	253	317	517
Total revenues	1,733	2,854	4,080	5,628

Costs and expenses:
Project and personnel costs	1,169	1,513	2,400	2,955
Reimbursable expenses	131	253	317	517
Sales and marketing	171	275	368	524
General and administrative	677	764	1,356	1,546
Non-recurring items	129	—	129	—

Income (loss) from operations	(544)	49	(490)	86

Other income (expense):
Gain on sale of NextNet shares	—	750	743	2,603
Interest expense	(63)	(20)	(86)	(47)
Other income (expense), net	(63)	730	657	2,556

Income (loss) before extraordinary item	(607)	779	167	2,642

Extraordinary gain from extinguishment of debt	—	—	—	198

Net income (loss)	$(607)	$779	$167	$2,840

Net income (loss) per share:
Basic	$(0.02)	$0.02	$0.00	$0.07
Diluted	$(0.02)	$0.02	$0.00	$0.07